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[GRAPHIC OMITTED]      Silicon Valley Bank

                                   Schedule to

                           Loan and Security Agreement

Borrower:       EcoScience Corporation
                EcoScience Produce Systems Corp.
                Agro Dynamics, Inc.
                Agro Dynamics Canada Inc.

Address:        10 Alvin Court
                East Brunswick, New Jersey  08816

Date:           April 28, 1997

This Schedule forms an integral part of the Loan and Security Agreement between Silicon Valley Bank and the above-borrower of even date.

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1.  CREDIT LIMIT

     (Section 1.1):      An amount not to exceed the lesser of a total of
                         $3,000,000 at any one time outstanding (the
                         "Overall Credit Limit"), or the sum of (a) and (b) below:

                              (a) 85% of the amount of Borrower's Eligible
                              Receivables (as defined in Section 8 above), plus

                              (b) an amount not to exceed the lesser of:

                                   (1)  the percentages of the value of
                                        Borrower's Eligible Inventory (as
                                        defined in Section 8 above) set
                                        forth on Exhibit A hereto,
                                        calculated at the lower of cost or
                                        market value and determined on a
                                        first-in, first-out basis, or

                                   (2)  $1,200,000; or

                                   (3)  66.67% of the amount of outstanding
                                        Loans against Borrower's
                                        Receivables.

                         Loans will be made to each Borrower based on the Eligible Receivables and Eligible Inventory of each Borrower, subject to the Overall Credit Limit set forth above for all Loans to all Borrowers combined.

Letter of Credit Sublimit
(Section 1.5):           $1,000,000.

Foreign Exchange         Up to $1,000,000 of the Credit Limit (the
Contract Sublimit        "Contract Limit") may be utilized for spot and
                         future foreign exchange contracts (the "Exchange
                         Contracts"). The Credit Limit

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           Silicon Valley Bank         Schedule to Loan and Security Agreement
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                         at any time shall be reduced by the following
                         amounts (the "Foreign Exchange Reserve") on each day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days from the Determination Date, 10% of the gross amount of the Exchange Contracts;
                         plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts. In lieu of the Foreign Exchange Reserve for 100% of the gross amount of any Exchange Contract, the Borrower may request that Silicon debit the Borrower's bank account with Silicon for such amount, provided Borrower has immediately available funds in such amount in its bank account.

                         Silicon may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is not sufficient availability under the Credit Limit and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If either Silicon or Borrower terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as referred to below), Borrower agrees to reimburse Silicon for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                         Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $500,000 (the "Settlement Limit"), nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the Contract Limit.

                         Notwithstanding the above, however, the amount which may be settled in any two (2) business day period may, in Silicon's sole discretion, be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit (the "Discretionary Settlement Amount") under either of the following circumstances (the "Discretionary Settlement Circumstances"):

                              (i) if there is sufficient availability under the Credit Limit in the amount of the Foreign Exchange Reserve as of each Determination Date, and Silicon in advance shall reserve the full amount of the Foreign Exchange Reserve against the Credit Limit; or

                              (ii) if there is insufficient availability under the Credit Limit as to settlements within any two (2) business day period, and if Silicon is able to: (A) verify good funds overseas prior to crediting Borrower's deposit account with Silicon (in the case of Borrower's sale of foreign currency); or (B) debit Borrower's deposit account with Silicon prior to delivering foreign currency overseas (in the case of Borrower's purchase of foreign currency);

                         Provided that it is expressly understood that Silicon's willingness to adopt the Discretionary Settlement Amount is a matter of Silicon's sole discretion and the existence of the Discretionary Settlement Circumstances in no way means or implies that Silicon shall be obligated to permit the Borrower to exceed the Settlement Limit in any two business day period.

                         In the case of Borrower's purchase of foreign currency, Borrower shall instruct Silicon in advance upon settlement either to treat the settlement amount as an advance under the Credit Limit, or to debit Borrower's account for the amount settled.

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                         The Borrower shall execute all standard form
                         applications and agreements of Silicon in connection with the Exchange Contracts, and without limiting any of the terms of such applications and agreements, the Borrower will pay all standard fees and charges of Silicon in connection with the Exchange Contracts.

                         Without limiting any of the other terms of this Loan Agreement or any such standard form applications and agreements of Silicon, Borrower agrees to indemnify Silicon and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Silicon's choice), of every nature and description, which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").

                         The Exchange Contracts shall have maturity dates no later than the Maturity Date.

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2. INTEREST.

                         Interest Rate (Section 1.2):

                         A rate equal to the "Prime Rate" in effect from time to time, plus 2.0% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.


     Minimum Monthly
     Interest (Section 1.2):     None.

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(3. FEES Section 1.4):

     Loan Fee:           $30,000, payable concurrently herewith. (Any
                         Commitment Fee previously paid by the Borrower in connection with this loan shall be credited against this Fee.)

Collateral Monitoring
Fee: $750, per month, payable in arrears (prorated for any partial month at the beginning and at termination of this Agreement) for maintaining and monitoring the Borrower's account and related services rendered by Silicon with respect thereto.

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4. MATURITY DATE

     (Section 6.1):      One year from the date of this Agreement, subject
                         to automatic renewal as provided in Section 6.1 above, and early termination as provided in
                         Section 6.2 above.

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5. FINANCIAL COVENANTS

     (Section 5.1):      Borrower (on a consolidated basis) shall comply
                         with all of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

     Minimum Tangible
     Net Worth:          Borrower shall maintain a Tangible Net Worth of
                         not less than $750,000.

     Definitions.        For purposes of the foregoing financial covenants,
                         the following terms shall have the following meanings:

                         "Tangible Net Worth" shall mean the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, with the following adjustments:

                              (A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to the Borrower from its officers or other Affiliates in excess of $500,000, and (ii) all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises

                              (B) there shall be excluded from liabilities: all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon in its discretion.
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6. REPORTING.

     (Section 5.3):           Each Borrower shall provide Silicon with the
                              following:

                              1. Monthly Receivable agings, aged by invoice date, within twenty days after the end of each month.

                              2. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within twenty days after the end of each month.

                              3. Monthly reconciliations of Receivable agings (aged by invoice date), transaction reports, and general ledger, within twenty days after the end of each month.

                              4. Monthly perpetual inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with generally accepted accounting principles) or such other inventory reports as are reasonably requested by Silicon, all within twenty days after the end of each month.

                              5.   Monthly unaudited financial statements
                                   (consolidated and consolidating), as soon as available, and in any event within thirty days after the end of each month.

                              6.   Monthly Compliance Certificates, within
                                   thirty days after the end of each month, in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such month Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Silicon shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks.

                              7. Quarterly unaudited financial statements (consolidated and consolidating), as soon as available, and in any event within forty-five days after the end of each fiscal quarter of Borrower.

                              8.   Copies of the Borrower's Reports to the
                                   Securities and Exchange Commission on Form
                                   10-Q and 10-K, and all other Reports and statements required to be filed with the Securities and Exchange Commission, within five days after the earlier of the date they are filed or are required to be filed with the Securities and Exchange Commission.

                              9. Annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within thirty days prior to the end of each fiscal year of Borrower.

                              10. Annual financial statements (consolidated and consolidating), as soon as available, and in any event within 90 days following the end of Borrower's fiscal year, certified by independent certified public accountants acceptable to Silicon.

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7. COMPENSATION

     (Section 5.5):            Not Applicable.
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8. BORROWER INFORMATION:

        Prior Names of
        Borrower
        (Section 3.2):           None.

        Prior Trade
        Names of Borrower
        (Section 3.2):           None.

        Existing Trade
        Names of Borrower
        (Section 3.2):           Produce Systems Division
                                 American Machinery Corp.
                                 AMC

        Other Locations and
        Addresses (Section 3.3): 4300 LB McLeod Road, Orlando, FL  32811;
                                 1525-B East Acequia Avenue, Vasalia, CA  93092;
                                 1430 North Ventura Avenue, Ventura, CA  93001;
                                 7950 East Prentice Avenue, Englewood, CO 80111;
                                 1903 South 14th Street, Union  Gap, WA  98903;
                                 415 Industrial Avenue, Milton, Ontario CANADA
                                   L9T 5A6
        Material Adverse
        Litigation
        (Section 3.10):          None

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9. OTHER COVENANTS

     (Section 5.1):              Borrower shall at all times comply with all of
                                 the following additional covenants:

                                 (1)  Banking Relationship. Borrower shall at
                                      all times maintain its primary banking
                                      relationship with Silicon.
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                                  (2)  Collateral Assignment, Patent Mortgage
                                       and Security Agreement. On or before the date hereof, each of EcoScience Corporation and Agro Dynamics, Inc. shall execute Silicon's standard form of Collateral Assignment, Patent Mortgage and Security Agreement.

Borrower:                                       Silicon:

     ECOSCIENCE CORPORATION                     SILICON VALLEY BANK


     By  /s/ Michael A. DeGiglio                By  /s/ John G. Riley
         President or Vice President            Title  Vice President


     By  /s/ Harold A. Joannidi
         Secretary or Ass't Secretary

     ECOSCIENCE PRODUCE SYSTEMS CORP.


     By  /s/ Michael A. DeGiglio
         President or Vice President


     By  /s/ Harold A. Joannidi
         Secretary or Ass't Secretary

     AGRO DYNAMICS, INC.


     By  /s/ Michael A. DeGiglio
         President or Vice President


     By  /s/ Harold A. Joannidi
         Secretary or Ass't Secretary

     AGRO DYNAMICS CANADA INC.


     By  /s/ Michael A. DeGiglio
         President or Vice President


     By  /s/ Harold A. Joannidi
         Secretary or Ass't Secretary